EXHIBIT 99.1
ParkOhio Reports Results for the First Quarter of 2016 and Announces Quarterly Dividend

CLEVELAND, OHIO, April 28, 2016 — Park-Ohio Holdings Corp. (NASDAQ: PKOH) today announced its results for the first quarter of 2016.

FIRST QUARTER RESULTS
Net sales were $328.0 million for the first quarter of 2016, a decrease of $46.7 million, or 12.5%, from net sales of $374.7 million for the first quarter of 2015. ParkOhio reported net income attributable to ParkOhio common shareholders of $2.7 million, or $0.22 per diluted share for the first quarter of 2016. This compared to net income attributable to ParkOhio common shareholders of $10.8 million, or $0.87 per diluted share, for the first quarter of 2015. As adjusted earnings decreased in the first quarter of 2016 to $0.46 per diluted share compared to $0.93 per diluted share in the first quarter of 2015. Please refer to the table that follows for a reconciliation of net income to as adjusted earnings.
In addition, EBITDA, as defined was $25.6 million during the first quarter of 2016 compared to EBITDA, as defined of $33.5 million during the first quarter of 2015. Please refer to the table that follows for a reconciliation of net income to EBITDA, as defined.

Edward F. Crawford, Chairman and Chief Executive Officer stated, “We are very disappointed in our first quarter results. The unexpected reduction in volume in our aluminum casting unit caused by a customer's decision to end production on two car platforms and the impact of the low build rates in heavy-duty truck and rail in January and February impacted results. We have implemented aggressive cost reductions in our businesses and expect improved results throughout the rest of the year. We are revising our 2016 as adjusted earnings guidance to $3.10 to $3.30 as a result of these events.”

A conference call reviewing ParkOhio’s first quarter results will be broadcast live over the Internet on Monday, May 2, commencing at 10:00 am Eastern Time. Simply log on to http://www.pkoh.com.

On April 28, 2016, the Company's Board of Directors declared a quarterly cash dividend of $0.125 per share on the common stock outstanding, to be paid on May 27, 2016, to shareholders of record as of the close of business on May 13, 2016.
ParkOhio is a diversified international company providing world class customers with a supply chain management outsourcing service, capital equipment used on their production lines, and manufactured components used to assemble their products. Headquartered in Cleveland, Ohio, ParkOhio operates 45 manufacturing sites and 54 supply chain logistics facilities, through three reportable segments: Supply Technologies, Assembly Components and Engineered Products.

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This news release contains forward-looking statements, including statements regarding future performance of the Company that, are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors that could cause actual results to differ materially from expectations include, but are not limited to the following: our substantial indebtedness; the uncertainty of the global economic environment; general business conditions and competitive factors, including pricing pressures and product innovation; demand for our products and services; raw material availability and pricing; fluctuations in energy costs; component part availability and pricing; changes in our relationships with customers and suppliers; the financial condition of our customers, including the impact of any bankruptcies; our ability to successfully integrate recent and future acquisitions into existing operations; the amounts and timing, if any, of purchases of our common stock; changes in general domestic economic conditions such as inflation rates, interest rates, tax rates, unemployment rates, higher labor and healthcare costs, recessions and changing government policies, laws and regulations, including the uncertainties related to the current global financial crises; adverse impacts to us, our suppliers and customers from acts of terrorism or hostilities; our ability to meet various covenants, including financial covenants, contained in the agreements governing our indebtedness; disruptions, uncertainties or volatility in the credit markets that may limit our access to capital; potential disruption due to a partial or complete reconfiguration of the European Union; increasingly stringent domestic and foreign governmental regulations, including those affecting the environment; inherent uncertainties involved in assessing our potential liability for environmental remediation-related activities; the outcome of pending and future litigation and other claims and disputes with customers; the outcome of the review conducted by the special committee of our board of directors; our dependence on the automotive and heavy-duty truck industries, which are highly cyclical; the dependence of the automotive industry on consumer spending; our ability to negotiate contracts with labor unions; our dependence on key management; our dependence on information systems; and the other factors we describe under the “Item 1A. Risk Factors” included in the Company’s annual report on Form 10-K for the year ended December 31, 2015. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. In light of these and other uncertainties, the inclusion of a forward-looking statement herein should not be regarded as a representation by us that our plans and objectives will be achieved. The Company assumes no obligation to update the information in this release.

CONTACT:	EDWARD F. CRAWFORD
PARK-OHIO HOLDINGS CORP.
(440) 947-2000

Park-Ohio Holdings Corp. and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended March 31,
	2016	2015
	(In millions, except earnings per share data)
Net sales	$328.0	$374.7
Cost of sales	280.2	316.3
Gross profit	47.8	58.4
Selling, general and administrative expenses	32.5	34.1
Asset impairment	4.0	—
Operating income	11.3	24.3
Interest expense	7.1	6.8
Income before income taxes	4.2	17.5
Income tax expense	1.5	6.4
Net income	2.7	11.1
Net income attributable to noncontrolling interest	—	(0.3)
Net income attributable to ParkOhio common shareholders	$2.7	$10.8

Earnings per common share attributable to ParkOhio common shareholders:
Basic	$0.22	$0.89
Diluted	$0.22	$0.87
Weighted-average shares used to compute earnings per share:
Basic	12.1	12.2
Diluted	12.2	12.4

Dividend per common share	$0.125	$0.125

Other financial data:
EBITDA, as defined	$25.6	$33.5

Park-Ohio Holdings Corp. and Subsidiaries
Supplemental Non-GAAP Financial Measures (Unaudited)

As adjusted earnings is a measure of earnings that excludes significant non-cash credits and charges and significant and infrequent contingency expenses. As adjusted earnings reflects net income after: the exclusion of net income attributable to noncontrolling interest and before the inclusion of acquisition-related costs in cost of sales and selling, general and administrative ("SG&A") expenses; currency exchange losses (gains) related to non-permanent intercompany loans; and restructuring and impairment charges. The acquisition-related costs in cost of sales relate to the fair value measurements to inventory acquired from the acquisitions that were expensed during the periods presented. Acquisition-related costs in SG&A expenses relate to contingent consideration expenses related to certain acquisitions. As adjusted earnings are not a measure of performance under generally accepted accounting principles ("GAAP") and should not be considered in isolation or as a substitute for net income from continuing operations, cash flows from operating, investing and financing activities and other income or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. The Company presents as adjusted earnings because management uses as adjusted earnings to measure performance. As adjusted earnings herein may not be comparable to other similarly titled measures of other companies. The following table reconciles net income to as adjusted earnings:

	Three Months Ended March 31,
	2016		2015
	Earnings	Diluted EPS	Earnings	Diluted EPS
	(In millions, except for earnings per share (EPS))
Net income	$2.7	$0.22	$11.1	$0.89
Net income attributable to noncontrolling interest	—	—	(0.3)	(0.02)
Net income attributable to ParkOhio common shareholders	2.7	0.22	10.8	0.87
Add back:
Asset impairment, net of tax benefit	2.5	0.20	—	—
Acquisition-related costs in cost of sales	—	—	0.2	0.02
Acquisition-related costs in SG&A expenses, net of tax benefit	0.2	0.02	0.1	0.01
Currency exchange losses (gains) related to non-permanent intercompany loans in SG&A expenses, net of tax benefit	—	—	0.4	0.03
Severance, net of tax benefit	0.3	0.02	—	—
As adjusted earnings	$5.7	$0.46	$11.5	$0.93

Park-Ohio Holdings Corp. and Subsidiaries
Supplemental Non-GAAP Financial Measures (Unaudited)

EBITDA, as defined reflects net income attributable to ParkOhio common shareholders before interest expense, income taxes, and excludes depreciation, amortization, certain non-cash charges and corporate-level expenses as defined in the Company's Revolving Credit Agreement. EBITDA is not a measure of performance under GAAP and should not be considered in isolation or as a substitute for net income, cash flows from operating, investing and financing activities and other income or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. The Company presents EBITDA because management uses EBITDA to assess the Company's performance and believes that EBITDA is useful to investors as an indication of the Company's satisfaction of its Debt Service Ratio covenant in its Revolving Credit Agreement. Additionally, EBITDA is a measure used under the Company's revolving credit facility to determine whether the Company may incur additional debt under such facility. EBITDA, as defined herein may not be comparable to other similarly titled measures of other companies. The following table reconciles net income attributable to ParkOhio common shareholders to EBITDA, as defined:

	Three Months Ended March 31,
	2016	2015
	(In millions)
Net income attributable to ParkOhio common shareholders	$2.7	$10.8
Add back:
Interest expense	7.1	6.8
Income tax expense	1.5	6.4
Depreciation and amortization	7.4	7.0
Share-based compensation	2.5	1.6
Asset impairment	4.0	—
Acquisition related costs in cost of sales	—	0.2
Acquisition related costs in selling, general and administrative expenses	0.2	0.2
Currency exchange losses related to non-permanent intercompany loans	—	0.4
Miscellaneous	0.2	0.1
EBITDA, as defined	$25.6	$33.5

Park-Ohio Holdings Corp. and Subsidiaries
Condensed Consolidated Balance Sheets

	(Unaudited)
	March 31, 2016	December 31, 2015
	(In millions)
ASSETS
Current assets:
Cash and cash equivalents	$60.4	$62.0
Accounts receivable, net	212.1	199.3
Inventories, net	253.4	249.0
Unbilled contract revenue	26.7	26.5
Other current assets	15.8	12.8
Total current assets	568.4	549.6
Property, plant and equipment, net	149.8	151.3
Goodwill	82.5	82.0
Intangible assets, net	91.6	92.8
Other long-term assets	68.0	66.4
Total assets	$960.3	$942.1

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$135.4	$129.7
Accrued expenses and other	109.2	95.5
Total current liabilities	244.6	225.2
Long-term liabilities, less current portion:
Debt	439.6	445.8
Deferred tax liabilities	20.6	20.4
Other postretirement benefits and other long-term liabilities	37.2	38.5
Total long-term liabilities	497.4	504.7
Park-Ohio Holdings Corp. and Subsidiaries shareholders' equity	211.4	205.3
Noncontrolling interest	6.9	6.9
Total equity	218.3	212.2
Total liabilities and shareholders' equity	$960.3	$942.1

Park-Ohio Holdings Corp. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,
	2016	2015
	(In millions)
OPERATING ACTIVITIES
Net income	$2.7	$11.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7.4	7.0
Asset impairment	4.0	—
Share-based compensation	2.5	1.6
Changes in operating assets and liabilities:
Accounts receivable	(11.6)	(12.8)
Inventories and other current assets	(6.1)	(15.8)
Accounts payable and accrued expenses	16.9	11.1
Other	(5.7)	(1.2)
Net cash provided by operating activities	10.1	1.0
INVESTING ACTIVITIES
Purchases of property, plant and equipment	(8.9)	(11.5)
Net cash used by investing activities	(8.9)	(11.5)
FINANCING ACTIVITIES
Proceeds from term loans and other debt	4.7	2.4
Payments on term loans and other debt	(1.1)	(0.1)
(Payments on) proceeds from revolving credit facility, net	(4.5)	1.7
Payments on capital lease facilities, net	(0.7)	—
Dividends	(1.5)	(1.6)
Purchase of treasury stock	(0.4)	(1.1)
Other	(0.1)	—
Net cash (used) provided by financing activities	(3.6)	1.3
Effect of exchange rate changes on cash	0.8	(2.1)
(Decrease) in cash and cash equivalents	(1.6)	(11.3)
Cash and cash equivalents at beginning of period	62.0	58.0
Cash and cash equivalents at end of period	$60.4	$46.7
Income taxes paid	$0.8	$1.3
Interest paid	$1.5	$1.3

Park-Ohio Holdings Corp. and Subsidiaries
Business Segment Information (Unaudited)

	Three Months Ended March 31,
	2016	2015
	(In millions)
Net sales:
Supply Technologies	$129.9	$151.4
Assembly Components	131.7	140.5
Engineered Products	66.4	82.8
	$328.0	$374.7

Income before income taxes:
Supply Technologies	$10.2	$14.2
Assembly Components	10.2	10.6
Engineered Products	1.4	6.2
Total segment operating income	21.8	31.0
Corporate costs	(6.5)	(6.7)
Asset impairment	(4.0)	—
Interest expense	(7.1)	(6.8)
Income before income taxes	$4.2	$17.5